                                                                   EXHIBIT 10.15

I.    LEASE OF THE PREMISES.................................................1

II.   LEASE TERM............................................................1


III.  BASE RENT ............................................................1

IV.   COMMON COSTS AS ADDITIONAL RENT.......................................2
 A.   Taxes and Assessments.................................................2
 B.   CAM Charges...........................................................3
 C.   Estimated Payments....................................................3
 D.   Multiple Tenants - Proration of Taxes, Insurance, and CAM Charges.....4
 E.   Late Charges..........................................................4
  1.  Landlord May Incur Unanticipated Costs................................4
  2.  Tenant Owes Late Charge...............................................4
  3.  Late Charge is Fair Estimate..........................................4
  4.  If Tenant's Check Returned............................................4
  5.  Charges Become "Additional Rent"......................................4
  6.  Application of Money From Tenant......................................4
  7.  Payment by Landlord on Tenant's Behalf and Associated Charges.........4
  8.  Landlord May Pursue Other Remedies....................................5
  9.  Landlord May Require Advance Quarterly Payment........................5

V.    SECURITY PROVISION....................................................5

VI.   INSURANCE.............................................................6
  A.  Property Insurance....................................................6
  B.  Liability Insurance...................................................6
  C.  Form, Amount and Coverage, Etc........................................6
  D.  Increase in Insurance Premium.........................................6
  E.  Accidents.............................................................6
  F.  Payment By Landlord...................................................6
  G.  Waivers of Claims/Subrogation.........................................6

VII.  USE...................................................................7
  A.  Use...................................................................7
  B.  Use of Common Areas...................................................7
  C.  Management and Operation of Common Areas..............................7

VIII. DEFAULT...............................................................7

IX.   LANDLORD'S REMEDIES FOR TENANT'S DEFAULT..............................8

X.    MISCELLANEOUS DEFAULT PROVISIONS......................................9

XI.   ASSIGNMENT AND SUBLETTING............................................10

XII.  HAZARDOUS SUBSTANCES.................................................10

XIII. ALTERATIONS..........................................................11
  A.  Changes, Alterations and Additional Construction.....................11
  B.  Manner of Construction...............................................12
  C.  Title to Alterations.................................................12

XIV.  SURRENDER............................................................12
  A.  Delivery of Possession...............................................12
  B.  Holding Over.........................................................13
  C.  Removal of Personal Property.........................................13
  D.  Retention of Personal Property.......................................13

XV.   RIGHT TO MORTGAGE....................................................13

XVI.  ESTOPPEL CERTIFICATES................................................13

XVII. MAINTENANCE AND REPAIRS..............................................14
  A.  Utilities............................................................14
  B.  Cleaning and Upkeep..................................................14
  C.  Grounds Maintenance..................................................14
  D.  Snowplowing..........................................................14
  E.  Landlord's Right of Entry............................................14
  F.  Repairs by Landlord..................................................14
  G.  Repairs by Tenant....................................................14
  H.  Liens................................................................15

XVIII. DAMAGE OR DESTRUCTION...............................................16

XIX.  CONDEMNATION.........................................................17
  A.  Total Taking.........................................................17
  B.  Award on Total Taking................................................17
  C.  Partial Taking.......................................................17
  D.  Reconstruction.......................................................17
  E.  Award on Partial Taking..............................................18
  F.  Temporary Taking.....................................................18
  G.  Settlement Agreement.................................................18
  H.  Abatement in Basic Rent..............................................18

XX.   LIABILITY; INDEMNIFICATION OF LANDLORD AND TENANT....................18
  A.  Damage in General....................................................18
  B.  Indemnification of Landlord..........................................18
  C.  Indemnification of Tenant............................................19

XXI.  MISCELLANEOUS PROVISIONS.............................................19
  A.  Governing Law........................................................19
  B.  References...........................................................19
  C.  Binding Effect.......................................................19
  D.  Entire Agreement.....................................................19
  E.  Enforceability of Provisions.........................................20
  F.  Remedies Not Exclusive...............................................20
  G.  Consequential and Indirect Damages...................................20
  H.  Re-Leasing...........................................................20
  I.  Advertising and Signs................................................20
  J.  Quiet Enjoyment......................................................20
  K.  Sale by Landlord.....................................................20
  L.  Limitation of Liability..............................................21
  M.  Authority............................................................21
  N.  No Liability for Curtailment, Etc., of Services......................21
  O.  Survival.............................................................21
  P.  Notices..............................................................21

GUARANTOR PAGE.............................................................22

EXHIBIT A - Hazardous and Toxic Materials...................................1

EXHIBIT B - Rules and Regulations...........................................1
  1.  Control of Common Areas...............................................1
  2.  Observance of Rules ..................................................1
  3.  No Obstruction .......................................................1
  4.  Security of Premises .................................................1
  5.  Locks.................................................................1
  6.  No Soliciting.........................................................1
  7.  No Advertising........................................................1
  8.  Proper Use of Facilities..............................................1
  9.  Load Limits on Floors.................................................1
  10. Machinery and Equipment...............................................1
  11. Moving of Equipment ..................................................2
  12. Replacement of Broken Glass...........................................2
  13. No Hazardous Materials................................................2
  14. Good Houskeeping......................................................2
  15. Landlord Not Liable...................................................2
  16. Modifications to Rules and Regulations................................2
  17. Drives and Parking Areas..............................................2
  18. Storage and Loading Areas.............................................2
  19. Contractors and Service Maintenance...................................2
  20. Lodging...............................................................2
  21. Exterior Installations................................................2
  22. Waivers...............................................................3
  23. Additions to Lease....................................................3
  24. Access to Roof........................................................3

  25. Sales From Premises...................................................3

                                      LEASE

THIS LEASE is made effective as of July 22, 1998, between DART CONTAINER CORPORATION OF MICHlGAN, a Michigan corporation with offices at 500 Hogsback Road, Mason, Michigan 48854 ("Landlord"), and GENOMIC SOLUTIONS, INC., a Delaware corporation, currently located at 4355 Varsity Drive, Ann Arbor, Michigan 48108 ("Tenant").

I. LEASE OF THE PREMISES. Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant hereby leases to Tenant for the Term set forth below, the following described property (the "Premises"), located in Oakwood Executive Park (the "Park"):

         Lot 4, Suite A, Oakwood Executive Park, according to the Plat thereof recorded at Liber 50, Page 38 of Plats, Ingham County Records, and commonly known as 3120 Sovereign Drive, Suite A, Lansing, Michigan.

Tenant shall be entitled to park in common with other tenants. Tenant will be allowed thirty (30) assigned parking spaces within the Park, immediately adjacent to the Premises and signage shall be placed by Landlord at the entryway(s) to the parking area indicating that such parking spaces are for Tenant's use only.

Tenant hereby hires the Premises for the Lease Term and covenants to pay, or cause to be paid, to Landlord, at the dates and times set forth herein, the entire Rent.

II. LEASE TERM. The term of this Lease ("Lease Term") shall commence on the 22nd day of July, 1998 ("Commencement Date"), which shall be the later of the date that the Certificate of Occupancy is issued by the appropriate municipal authority or the date which has been agreed to by Landlord and Tenant. Unless terminated earlier in accordance with the terms of this Lease, this Lease shall terminate on July 21, 2003 ("Termination Date").

III. BASE RENT. During the Lease Term, Tenant shall pay annual Base Rent and all other rent due and owing by Tenant under this Lease ("Additional Rent") to Landlord at such place as Landlord shall from time to time designate in writing. Annual Base Rent will be payable in equal monthly installments, as follows:


        Lease Year         Annual Base Rent               Monthly Installment
        ----------         ----------------               -------------------
            1                 $77,000.04                       $6,416.67
            2                  80,520.00                        6,710.00
            3                  84,036.00                        7,003.00
            4                  87,890.04                        7,324.17
            5                  91,850.04                        7,654.17

If Tenant has not been in default under the terms of this Lease, Tenant shall have a one-time option to renew the Lease for an additional five (5) year term. Tenant must notify Landlord in writing of its intent to renew the Lease at least three (3) months before the Termination Date set forth above, or the Lease shall terminate on such Termination Date. The Annual Base Rent for the extended Lease Term will be payable in equal monthly installments, as follows:


                   6             $95,983.29                  $7,998.61
                   7             100,302.54                   8,358.54
                   8             104,816.15                   8,734.68
                   9             109,532.88                   9,127.74
                   10            114,461.86                   9,538.49

     A. All Monthly installments of Base Rent shall be payable to Landlord in advance on the first day of each month during the Lease Term without notice, demand, deduction or set off, except as expressly set forth herein. Tenant shall pay the first month's installment of Base Rent on the date of Tenant's execution of this Lease.

     B. As used in this Lease, the term "Rent" shall include all amounts payable pursuant to this Lease and all other additional charges or sums payable to Landlord hereunder. All Rent due and owing by Tenant under this Lease shall be paid by Tenant to Landlord without deduction, set off or abatement.

     C. Tenant's obligation to pay Base Rent, Additional Rent, and all other charges due and owing by Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

     D. Right of First Refusal. Tenant shall have the right of first refusal to lease the adjacent premises known as Lot 4, Suite B, Oakwood Executive Park, provided Tenant has not been in default of any provision of the Lease.

IV.  COMMON COSTS AS ADDITIONAL RENT.

     A. TAXES AND ASSESSMENTS. Tenant shall be responsible for and agrees to pay directly to Landlord its prorata share as Additional Rent all ad valorem real property taxes and assessments which may be levied or assessed by any lawful authority during each calendar year during the term of this Lease against the Premises or any part thereof (hereinafter referred to as the "Taxes"). Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of or in addition to all or any part of real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Premises, the freehold estate of the Landlord in and to the Premises, the leasehold estate of the Tenant created herein, or the rent and other charges payable hereunder. In no event shall Tenant be obligated to pay any income taxes, Single Business Tax, inheritance, estate, gift, transfer taxes, penalties and interest of Landlord. Landlord currently represents that there are no special assessments on the Property. Should any special assessment be incurred, Tenant shall be responsible only for its prorata share of installments due during the Lease Term.

         Taxes shall be computed by adding all taxes levied against the Premises during the calendar year regardless of the tax bill's stated period of coverage. Tenant will be billed its respective share thereof either for the entire year or its prorata share of any partial year in which Tenant occupies the Premises. As an accommodation and not a condition of this Lease, Landlord will provide Tenant with a copy of the tax bill after it has been paid.

     B. CAM Charges. During the Lease Term, Tenant shall pay to Landlord, as Additional Rent, Tenant's prorata share of all reasonable common area electrical, grounds maintenance, security services (if any) and other common area charges and expenses (the "CAM Charges"), as provided below. The term "grounds maintenance" shall include, without limitation, all landscaping, planting, lawn and grounds care, all maintenance of and improvements to the grounds and other common areas adjacent to the Premises and to all sidewalks, driveways, loading areas, parking areas, and all snow and trash removal. Current monthly estimated CAM Charges, based on fifty-four and 3/10 percent (54.30%) of building occupancy, are One Thousand Six Hundred Forty Dollars ($1,640.00).

     C. Estimated Payments. Prior to the Commencement Date and prior to January 1 of each calendar year during the Lease Term, or as soon as possible thereafter, Landlord shall deliver to Tenant an estimate of: (1) the total Taxes assessed for that calendar year (the "Tax Estimate"); (2) the total Insurance rates for that calendar year (the "Insurance Estimate"); and (3) the total CAM Charges for that calendar year (the "CAM Estimate"). (The Tax Estimate, the Insurance Estimate and the CAM Estimate are sometimes referred to hereinafter collectively as the "Common Cost Estimates".) In addition, at that time, Landlord shall provide Tenant with a statement of Tenant's estimated prorata share of the foregoing charges due pursuant to subsections (A) and (B) above and subject to the proration described in subsection (D) below and any proration due as a result of an incomplete calendar year at the commencement or end of the Lease Term. Tenant shall thereafter during that calendar year pay to Landlord one-twelfth (1/12) of the amount of Tenant's Share of the Common Cost Estimates at the same time its monthly installments of Base Rent hereunder are due and payable. In the event Landlord shall not have furnished the Common Cost Estimates to Tenant by January 1 of any calendar year, then until the first day of the month following the month in which the Common Cost Estimates are furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each calendar month its share of the Common Cost Estimates based on the previous year's estimate. At such time as Landlord furnishes the Common Cost Estimates to Tenant, Landlord shall give Tenant notice stating whether the aggregate amount of the installments of Tenant's Share of Tax Increase, Insurance Increase and CAM Charges previously paid for such calendar year is more or less than the aggregate amount of the installments due for such portion of the calendar year as computed in accordance with the Common Cost Estimates, and (1) if there shall be a deficiency, then within thirty (30) days after the Tenant receives the Common Cost Estimates, Tenant shall pay the amount of such deficiency, (2) if there shall have been an overpayment, Landlord shall credit Tenant in the amount thereof toward the subsequent installments of the Tax Increase, Insurance Increase and CAM Charges, and (3) on the first day of the first month next following the month in which the Common Cost Estimates are furnished to Tenant, and monthly thereafter for the balance of such calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the amount of Tenant's Share of the Tax Increase, Insurance Increase and CAM Charges as set forth in the Common Cost Estimates. Tenant's right to contest CAM Charges shall be limited to six months from date of notification by Landlord. In the event Tenant contests any applicable charges, Landlord shall make all relevant books and records available for audit by Tenant upon request.

     D. MULTIPLE TENANTS - PRORATION OF TAXES, INSURANCE, AND CAM CHARGES. Real estate taxes, property insurance and CAM Charges shall be prorated based upon the square footage occupied by each tenant in relationship to the total square footage of the Premises, including each tenant's prorata share of common areas. Tenant's prorata share is fifty-four and 3/10 percent (54.30%).

     E.  LATE CHARGES.

         1. LANDLORD MAY INCUR UNANTICIPATED COSTS. Tenant's failure to pay Rent, Additional Rent, or any other Lease costs when due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult, to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease, mortgage, or other lien encumbering the Park

         2. TENANT OWES LATE CHARGE. Therefore, if Landlord does not receive the Rent, Additional Rent, or any other Lease costs in full on or before the third (3rd) business day of the month it becomes due, Tenant shall pay Landlord a late charge, which shall constitute liquidated damages, equal to here Hundred Twenty-Five Dollars ($325.00) ("Late Charge"), which shall be paid to Landlord together with such Rent, Additional Rent, or other Lease costs then in arrears.

         3. LATE CHARGE IS FAIR ESTIMATE. The parties agree that such Late Charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment.

         4. IF TENANT'S CHECK RETURNED. For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay both a Late Charge (if applicable) and a Returned Check Charge or such amount as shall be customarily charged by Landlord's bank at the time.

         5. CHARGES BECOME "ADDITIONAL RENT". All Late Charges and any Returned Check Charge shall then become Additional Rent and shall be due and payable immediately, along with such other Rent, Additional Rent, or other Lease costs then in arrears.

         6. APPLICATION OF MONEY FROM TENANT. Money paid by Tenant to Landlord shall be applied to Tenant's account in the following order: (a) to any unpaid Additional Rent, including, without limitation, Late Charges, Returned Check Charges, legal fees and/or court costs legally chargeable to Tenant, and Operating/CAM Charges; and then
              (b) to unpaid Base Rent.

         7. PAYMENT BY LANDLORD ON TENANT'S BEHALF AND ASSOCIATED CHARGES. If Tenant fails to make any payment or expenditure required to be paid by it under the terms of the Lease, Landlord may, at its option, make such payment or expenditure on behalf of Tenant. In that event, the amount of any such payment or expenditure together with interest at the rate of ten percent (10%) per annum from due date forward, shall be immediately due and payable to Landlord as Additional Rent.

         8. LANDLORD MAY PURSUE OTHER REMEDIES. Nothing herein contained shall be construed so as to compel Landlord to accept any payment of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge should Landlord elect to apply its rights and remedies available under this Lease or at law or equity in the event of default hereunder by Tenant. Landlord's acceptance of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge pursuant to this Clause shall not constitute a waiver of Landlord's rights and remedies available under this Lease or at law or equity.

         9. LANDLORD MAY REQUIRE ADVANCE QUARTERLY PAYMENT. If Rent due hereunder shall be late for three (3) consecutive months, then Landlord shall have the option to require that the Base Rent due shall be paid quarterly, in advance.

V. SECURITY PROVISION. Landlord acknowledges the receipt of Fifteen Thousand Dollars ($15,000.00), which it is to retain as security for Tenant's faithful performance of all the covenants, conditions, and agreements of the Lease.

But in no event shall Landlord be obligated to apply the security upon rents or other charges in arrears or upon damages for Tenant's failure to perform its obligations. Landlord, at its sole discretion, may elect to apply the security to any delinquent amount owed by Tenant and shall give Tenant notice of the fact. Landlord's right to possession of the Premises for nonpayment of rent or for any other reason shall not be affected by reason of the fact that Landlord holds this security.

The security, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by Landlord by reason of Tenant's default under the Lease, is to be returned to Tenant at the expiration of the Term of the Lease provided Tenant is not in default of any provision of the Lease. In no event is the security to be returned until Tenant has vacated the Premises and delivered possession of same in an acceptable condition to Landlord.

If Landlord so uses or applies all or any portion of the security, Tenant shall deposit sufficient cash with the Landlord to restore the security to the full amount within fifteen (15) days after written demand therefor, and failure to do so shall be a material and immediate breach of this Lease.

In the event of the sale or other transfer of the Building and/or Property, Landlord to transfer the security to such purchaser or Transferee, and Landlord shall thereupon be released by Tenant from all liability for return of such security. Tenant covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security. As an accommodation and not a condition of this Lease, Landlord will provide Tenant with notice of the sale of the Building and/or Property.

In the event that Landlord repossesses the Premises because of Tenant's default, Landlord may apply the security to all damages suffered to the date of repossession and may retain the security to apply to such damages as may be suffered or shall accrue thereafter by reason of Tenant's default or breach. Landlord shall not be obligated to keep the security as a separate fund but may mix the security with its own funds.

VI.  INSURANCE.

     A. PROPERTY INSURANCE. During the term of the Lease, Landlord, on behalf of Tenant, shall keep the Premises insured with Broad Form fire and extended coverage insurance in an amount not less than $540,000.00 for the suite based on a value of $980,000.00 for the entire building, as determined annually. Landlord will bill Tenant monthly, as Additional Rent, one-twelfth (1/12) of the annual insurance premium for the Premises. Landlord at its expense will maintain liability insurance on the Common Areas of the Park.

     B. LIABILITY INSURANCE. Tenant, at Tenant's sole cost and expense, shall maintain comprehensive public liability insurance against any claims for bodily injury, death, or property damage, occurring on, in or about the Premises, and against contractual liability for such claims, such insurance to afford minimum protection in the amount of One Million Dollars ($1,000,000.00) or in such higher amount as Landlord may deem reasonably necessary. Landlord and any mortgagee of the Premises designated by Landlord shall be named as co-insured or additional insured parties under all such policies. Tenant may provide public liability insurance under a blanket policy or policies which cover other properties in addition to the Premises. Tenant shall provide Landlord with an Evidence of Insurance form (ACORD27) or, in the alternative and at Landlord's sole discretion, Landlord may require Tenant to provide a true copy of the actual liability insurance policy.

     C. FORM, AMOUNT AND COVERAGE, ETC. The form, amount, and coverage of each policy of insurance which Tenant is required to maintain shall be subject to Landlord's approval, which shall not be unreasonably withheld. Tenant shall not permit any condition to exist on the Premises and shall not commit any act or omission which would wholly or partially invalidate any insurance.

     D. INCREASE IN INSURANCE PREMIUMS. If anything done, omitted to be done, or allowed by Tenant to be kept on the Premises shall cause the rate of fire or other insurance on the Premises, or on other property of Landlord or of other Tenants in the Park, to be increased beyond the minimum rate from time to time applicable to the Premises or such other property, Tenant shall pay, as Additional Rent, the amount of any such increase upon Landlord's demand.

     E. ACCIDENTS. Upon the occurrence of any accident, injury, or personal property casualty in or about the Premises, Tenant shall give immediate notice thereof to Landlord, and shall provide Landlord with evidence that any liability of Landlord relating thereto is covered by the insurance which Tenant is required by this Lease to carry.

     F. PAYMENT BY LANDLORD. Tenant shall deliver copies of all required policies to Landlord. If Tenant fails to maintain the insurance coverage required under this section, Landlord may, at its option, pay the cost of maintaining the required insurance, which shall be Additional Rent due and payable immediately upon demand.

     G. WAIVERS OF CLAIMS/SUBROGATION. Landlord and Tenant hereby waive all rights of action against the other for any loss, cost, damage, or expense resulting from fire, explosion, or any other casualty or occurrence incurred by either, which loss, cost, damage, or expense is then covered in whole or in part by insurance maintained or required to be maintained pursuant to this Lease, and each party waives any right of subrogation that might otherwise exist in or accrue to any person or account thereof.

      H. If Tenant can procure like type insurance at a lower cost from a company which has the same rating as Landlord's insurance, Landlord will give Tenant a rent credit equal to the savings. Proof of such insurance shall be the same as required in Section VI(B).

VII.  USE.

      A. USE. The Premises shall be used for laboratory, warehouse, production, light assembly, light manufacturing, and office purposes only. Tenant shall not permit any liens to attach or exist as against the Premises or the Park, nor commit any waste. The Premises shall not be used for any illegal purposes, nor in any manner shall Tenant allow, suffer, or permit any vibration, noise, odor, light or other effect that could constitute a nuisance or trespass for Landlord or any other tenant, their customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant agrees to immediately remove or control the same.

      B. USE OF COMMON AREAS. Landlord grants to Tenant and its agents, employees and customers a non-exclusive license to use the Common Areas in common with others during the Lease and, subject to the exclusive control and management thereof at all times by Landlord.

      C. MANAGEMENT AND OPERATION OF COMMON AREAS. Landlord Will operate and maintain or will cause to be operated and maintained the Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Park, as per the Lease. Landlord will have the right: (1) to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas; (2) to enter into, modify, and terminate easements and other Common Areas; (3) to close temporarily any or all portions of the Common Areas; and (4) to do any or perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable. A copy of the current Rules and Regulations is attached as Exhibit B and made a part of this Lease.

VIII. DEFAULT. The following shall constitute Events of Default under this Lease.

      A. Failure of Tenant to pay Rent or Additional Rent or any other charges payable hereunder within ten (10) days after the due date for such payment.

      B. Failure of Tenant to perform any of the other terms, conditions or covenants of this Lease to be observed or performed by Tenant for a period of more than thirty (30) days after written notice of such failure is mailed to Tenant.

          However, if a non-monetary default cannot reasonably be cured within thirty (30) days, no default shall take place if Tenant begins to cure said default within the thirty (30) days and diligently prosecutes said cure to completion within an agreed upon time as set forth in writing by Landlord and Tenant.

      C. Filing Of a voluntary petition in bankruptcy or being filed against is an Event of Default.

     E. If Tenant makes an assignment for the benefit of creditors or enters into an arrangement with creditors.

For the purposes of the Events of Default specified in this Section, the word "Tenant" shall include, without limitation: (1) any party comprising Tenant, should more than one person or entity execute this Lease as Tenant, or any general partner or joint venturer of Tenant or any such party; and (2) any person or entity now or hereafter liable, whether primarily, secondarily or continently, for the performance of the duties and obligations of Tenant under this Lease, including without limitation any principal, maker, endorser, guarantor, or surety.

IX. LANDLORD'S REMEDIES FOR TENANT'S DEFAULT. If any Event of Default shall have occurred and shall be continuing beyond those periods of time herein granted to cure the same, then Landlord shall have all of the following rights and remedies:

     A. Landlord may, by notice to Tenant, accelerate all Basic Rent due hereunder and otherwise payable in installments over the remainder of the Lease Term, and, at Landlord's option, Additional Rent to the extent that Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated Rent shall be due and payable to Landlord upon Landlord's demand. Additional Rent which has not been included, in whole or in part, in accelerated Rent shall be due and payable by Tenant during the remainder of the Lease Term, in the amounts and at the times otherwise provided for in this Lease.

     B. Landlord may, at Landlord's option, with judicial process, enter upon the Premises and remove Tenant and any and all other persons therefrom and take and retain possession thereof and of any and all goods, inventory, equipment, fixtures, and all other personal property of Tenant situated in the Premises without liability for trespass or conversion, and may sell all or any part thereof at public or private sale. Tenant agrees that five (5) days' prior notice of any public or private sale shall constitute reasonable notice. The proceeds of any such sale shall be applied, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property, including all attorneys' fees; second, toward the payment of any indebtedness, including (without limitation) indebtedness for Rent, which may be or may become due from Tenant to Landlord; and third, to pay the Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid.

     C. Landlord from time to time may re-let the Premises, or any part thereof, for such term or terms and on such conditions as Landlord, in its sole discretion, may determine, and Tenant shall be liable to Landlord for the difference between the amount of Rent and Additional Rent payable hereunder and the net proceeds of such re-letting. In computing the amount of such difference there shall be added thereto such reasonable expenses as Landlord may have incurred in connection with. such re-letting, including without limitation reasonable attorneys' fees, brokerage commissions, and expenses for keeping the Premises in good order and for preparing them for re-letting.

     D. Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice, on which date this lease shall terminate. If landlord shall so elect to terminate this Lease, then Landlord shall be entitled to recover from Tenant, in addition to all accrued Rent and other sums due from Tenant as of such termination date, damages in an amount equal to: (1) the amount of Rent reserved for the balance of the Lease Term, less the fair rental value of the Premises for the balance of the Lease Term, plus (2) all costs and expenses incurred by Landlord in securing possession from Tenant, in restoring the Premises to the condition in which Tenant is herein obligated to surrender same to Landlord, in preparing to re-let the Premises, in maintaining and safeguarding the Premises in attempting to re-let the Premises, and in recovering said damages from Tenant, which costs and expenses shall include, without limitation, attorneys' fees and expenses, costs of security services, costs of storing or disposing of property left upon the Premises and cleaning and restoration costs: No act or proceeding done or undertaken by Landlord with respect to an Event of Default shall constitute a termination of this Lease by Landlord unless and until Landlord shall give to Tenant the termination notice specified in the first sentence of this Subsection D.

     E. If Tenant is in monetary default twice in any six (6) month period, Landlord shall have the right to demand automatic wire transfer of Rent from Tenant's account.

         Landlord's pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any rent or other amounts payable under this Lease by Tenant or of any damages or other sums accruing to Landlord by reason of Tenant's violation of any provision of this Lease. No action taken by or on behalf of Landlord shall be construed to mean acceptance of a surrender of this Lease. No failure of Landlord to pursue or exercise any of Landlord's powers, rights or remedies or to insist upon strict and exact compliance by Tenant with any provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord of the right to demand strict and exact compliance with the terms and conditions of this Lease.

X. MISCELLANEOUS DEFAULT PROVISIONS. The right to enforce all of the provisions of this Lease may, at the option of any assignee of Landlord's rights in this Lease, be exercised by any such assignee.

     A. Any notation or statement by Tenant on any draft, check, or other method of payment of any obligation hereunder, or in any writing accompanying or accomplishing such payment, which notation or statement purports to impose conditions on such payment or to invoke the doctrine of accord and satisfaction, shall be absolutely void and of no effect, and may be ignored by Landlord.

     B. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease and to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed by law or in equity.

     C. No failure by a party hereto to insist upon the strict performance of any covenant, agreement, term or condition of this Lease on the part of the other party to be performed, or to exercise any permitted right or remedy consequent upon a default therein, and no acceptance of the other party's performance or, in the case of Landlord, of Tenant's payment of full or partial Rent after such default, shall constitute a waiver by the party not in default of such default or of such covenant, agreement, term or condition, or any right or remedy of the party not in default with respect thereto.

XI. ASSIGNMENT AND SUBLETTING. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which shall not be unreasonably withheld, sell, assign, hypothecate or otherwise transfer this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Consent to any assignment or sublease shall not be deemed a waiver of the right of Landlord to disapprove any further assignment or subletting. Not withstanding any permitted assignment or subletting, Tenant shall remain liable for the full and complete performance, satisfaction and compliance with each and every agreement, term, covenant, condition, requirement, provision and restriction of this Lease, as principal and not as surety or guarantor, and as if no such assignment or subletting had been made.

Landlord is expressly given the night to assign any or all of its interest in the Premises or this Lease. Landlord shall give written notification to Tenant promptly after any such assignment.

XII. HAZARDOUS SUBSTANCES. The term "Hazardous Substances," as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any existing or future federal, state, or local law or ordinance relating to pollution or protection of the environment. Tenant hereby represents and warrants and covenants with Landlord that:

     A. Tenant has obtained and shall maintain in good standing all local, state and federal government licenses necessary in order to conduct its operations at the Premises;

     B. No activity shall be conducted on the Premises by Tenant that will produce any Hazardous Substance, except for such activities that: (1) are part of the ordinary course of Tenant's business activities; (2) have been approved in advance by Landlord in writing; and (3) are conducted in accordance with all Environmental Laws (the "Permitted Activities");

     C. The Premises shall not be used in any manner by Tenant for the storage of any Hazardous Substances except for the temporary storage of such materials that: (1) are used in the ordinary course of Tenant's business; (2) have been approved in advance by Landlord in writing; and
         (3) are properly stored in a manner and location meeting the requirements of all Environmental Laws (the "Permitted Materials"); and which are listed on Exhibit A attached to and made a part of this Lease.

     D. No portion of the Premises shall be used by Tenant as a landfill or a dump;

     E.  Tenant shall not install any underground tanks of any type;

     F. Tenant shall not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance;

      G. Tenant shall not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws at Tenant's sole expense.

The Tenant shall defend, indemnify, and hold harmless the Landlord, its employees, agents, officers, directors, and shareholders from and against any and all claims of every kind of nature, known or unknown, contingent or otherwise, demands, criminal and civil penalties, fines, liabilities, settlements, judgments, damages, costs or expenses, including without limitation, actual reasonable attorneys' fees, consultants' fees, investigation and laboratory fees, court costs and all litigation expenses, arising out of or in any way related to: (1) the disposal, release or threatened release of any Hazardous Materials caused by Tenant, on, over, under, from or affecting the Premises or the soil, water, vegetation, buildings, personal property, persons, or animals; (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or in any way related to the release of such Hazardous Materials on the Premises by Tenant; (3) any lawsuit brought or threatened, settlement reached, or government order relating to the release of such Hazardous Materials by Tenant with respect to the Premises; and/or (4) any violation of Governmental Regulations which are based upon or in any way related to the release of such Hazardous Materials by Tenant.

The Landlord shall defend, indemnify, and hold harmless the Tenant, its employees, agents, officers, directors, and shareholders from and against any and all claims of every kind of nature, known or unknown, contingent or otherwise, demands, criminal and civil penalties, fines, liabilities, settlements, judgments, damages, costs or expenses, including without limitation, actual reasonable attorneys' fees, consultants' fees, investigation and laboratory fees, court costs and all litigation expenses, arising out of or in any way related to: (1) the, disposal, release or threatened release of any Hazardous Materials caused by Landlord or any third party other than Tenant, on, over, under, from or affecting the Premises or the soil, water, vegetation, buildings, personal property, persons, or animals; (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or in any way related to the release of such Hazardous Materials on the Premises by Landlord or any third party other than Tenant; (3) any lawsuit brought or threatened, settlement reached, or government order relating to the release of such Hazardous Materials by Landlord or any third party other than Tenant with respect to the Premises; and/or (4) any violation of Governmental Regulations which are based upon or in any way related to the release of such Hazardous Materials by Landlord or any third party other than Tenant.

Landlord shall have the right, at any time, to inspect the Premises for violations of this section.

XIII. ALTERATIONS.

      A. Changes, Alterations and Additional Construction. Tenant, at its expense, shall be responsible for any and all other improvements to the Premises, including but not limited to those required for compliance with fire and building codes, the Americans with Disabilities Act (and any regulations implementing said Act), and any other applicable federal, state, or local law or regulation, provided such improvements are required on account of Tenant's activities on the Premises after Lease commencement. Tenant shall not construct any change, alteration, or addition in or to the Premises or the Park (any and all of the foregoing being sometimes herein collectively called an "Alteration") unless and until, in each instance, Tenant shall have submitted to Landlord plans, specifications and other materials for such Alteration as Landlord may request and Landlord shall have approved the same in writing, within thirty (30) days of receipt of same.

      B. Manner of Construction. All Alterations which Landlord shall have approved shall be constructed by Tenant, without expense to Landlord, in a good, first class, and workmanlike manner, employing new materials of first class quality, and in compliance with the Landlord-approved plans and specifications therefor and all applicable permits, laws, ordinances and regulations and order, rules and regulations of the Board of Fire Insurance Underwriters or any other body exercising similar functions, and in compliance with the terms and conditions of this Lease.

      C. Title to Alterations. Except to the extent otherwise expressly provided herein, upon the completion of construction of each Alteration, such Alteration shall automatically be deemed part of the Premises for purposes of this Lease. Notwithstanding the foregoing, upon any termination of this Lease or Tenant's right of possession of the Premises, prior to such expiration or termination, all such Alterations, or any parts or parts thereof designated by Landlord, shall be removed from the Premises and the Premises restored substantially to their condition immediately prior to the construction thereof, all at Tenant's expense. Notwithstanding the foregoing, upon any termination of this Lease or Tenant's right of possession of the Premises, any or all such Alterations, or any parts thereof, may be removed at Tenant's discretion, prior to such expiration or termination. In such events, at Tenant's expense, the Premises shall be restored to substantially the same condition immediately prior to the addition of the Alteration, reasonable wear and tear excepted.

XIV.  SURRENDER.

      A. Delivery of Possession. Tenant shall, subject to condemnation and casualty on the Expiration Date of the Lease Term, or upon any earlier termination of this Lease, or upon any termination of Tenant's right to possess the Premises pursuant to the provisions of this Lease, surrender and deliver up the Premises into the possession and use of Landlord without fraud or delay and in the condition in which Tenant has herein agreed to maintain them, broom clean and free of all debris and hazardous or toxic materials caused by Tenant and not present on the Commencement Date, and free and clear of all lettings, occupancies, liens and encumbrances, created by or through Tenant.

     B. Holding Over. If Tenant holds over in the Premises after the expiration of the Lease Term or any earlier termination of this Lease or of Tenant's right to possess the Premises in violation of the Lease, then at Landlord's option, and without limitation to any right or remedy of Landlord with respect to such holding over, such holding over shall create a tenancy from week-to-week only, subject to Tenant's obligation to pay Rent equal to one hundred twenty-five percent (125%) of the Basic Rent (prorated to a weekly basis) in effect immediately prior to such expiration or termination (as well as any Additional Rent), and subject to all the provisions and conditions of this Lease, other than provisions relating to length of Lease Term, which tenancy may be terminated at any time by Landlord giving notice thereof to Tenant. Landlord's acceptance of any such rental during the period of Tenant's holding over shall not waive or otherwise affect any claim or right which Landlord may have with respect to such holding over.

     C. Removal of Personal Property. Any and all personal property, machinery, and equipment furnished or installed by or at the expense of Tenant which does not constitute part of the Premises shall be removed by Tenant and all damage to the Premises caused by such removal repaired by Tenant prior to the expiration or earlier termination of the Lease Term or the termination of Tenant's right to possess the Premises.

     D. Retention of Personal Property. Any personal property, machinery, or equipment of Tenant which shall remain on the Premises after the expiration of the Lease Term or earlier termination of this Lease or Tenant's right to possess the Premises may, at the option of Landlord, be deemed to have been abandoned by Tenant and may be retained by Landlord as Landlord's property or be disposed of, without liability to Landlord, in such manner as Landlord may see fit, or Landlord, at its option, may require Tenant to remove the same at Tenant's expense. In case of such removal, all costs of removal and of repairing any damage to the Premises arising from such removal shall be paid by Tenant upon Landlord's demand. Tenant shall pay to Landlord on demand (1) a reasonable fee for storing and disposing of any such personal property, and (2) all costs and expenses incurred by Landlord in storing and disposing of any such personal property (including, without limitation, counsel fees relating to claims against Landlord by any and all parties claiming interests in such personal property).

XV. RIGHT TO MORTGAGE. Landlord reserves the right to subject and subordinate the Lease to the lien of any mortgage or security interest now or hereafter placed upon Landlord's interest in all or any part of the Premises and upon the land, buildings, and fixtures of which the Premises are a part or upon any buildings hereafter placed upon the land of which the Premises form a part. Tenant covenants and agrees to execute and deliver upon demand such further instruments subordinating this Lease to the lien of any present or future mortgage or security interest or other lien as shall be desired by Landlord. Landlord currently represents there is no mortgage on the Property. Tenant shall be required to subordinate to any future mortgage only if a Non-Disturbance Agreement is provided to Tenant.

XVI. ESTOPPEL CERTIFICATES. The parties agree, at any time and from time to time upon not less than ten (10) days' prior written notice, to the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying: (1) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (2) whether there are then existing any offsets or defenses against the enforcement of any of the terms, covenants or conditions hereof upon the part of Landlord or Tenant to be performed (and if so, specifying the same); and (3) the dates to which the Rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the Premises.

XVII. MAINTENANCE AND REPAIRS.

      A. Utilities. Tenant shall promptly pay all charges for utilities and other services furnished to the Premises by Landlord or the applicable utility company, including, but not limited to, gas, water, electricity, fuel, light and heat. In the event any utilities furnished to the Premises are not separately metered, Tenant shall pay to Landlord, as Additional Rent, Tenant's share of the utilities. All utilities charges reflect actual costs and will not be marked up by Landlord.

      B. Cleaning and Upkeep. Tenant shall keep the Premises, including any adjoining parking areas, walkways, drives, streets, alleys or yards clean and free of rubbish.

      C. Grounds Maintenance. Tenant shall be responsible for all costs and expenses related to maintaining the lawn, shrubs, and any other landscaping on the Premises up to the standard which Landlord has historically maintained. Cost will be included in Tenant's CAM Charges.

      D. Snowplowing. Tenant shall be responsible for all costs and expenses for keeping the Premises free from ice and snow at all times. Cost will be included in Tenant's CAM Charges.

      E. Landlord's Responsibility and Right of Entry. Landlord agrees to promptly provide the utilities, grounds maintenance and snowplowing described in this Section XVIII. Landlord shall have the right to enter upon the Premises at all reasonable hours, with prior notice, for the purpose of inspection and repairs, except in case of emergency in which case no notice shall be required.

      F. Repairs by Landlord. Tenant accepts the Premises in their condition at Lease commencement and as suited for the uses intended by Tenant. Except as otherwise expressly provided in this Lease, Landlord shall not be required to make any repairs or improvements to the Premises, except repairs to the foundation, exterior walls or roof of the Building as necessary for safety and tenantability, and then only if not brought about by any act or neglect of Tenant, its agents, employees, contractors, invitees, licensees or assignees. Without limiting the generality of the foregoing limitation, Landlord specifically shall have no obligation to repair any interior or exterior glass or doors (including loading doors) located in or on or constituting a part of the Premises, nor shall Landlord have any obligation to maintain exterior lighting, except that Landlord provides a one (1) year warranty on all mechanical, electrical and plumbing systems only.

          During the first year of the Lease, Landlord shall be obligated to promptly correct any defects in material or workmanship throughout the Premises. Tenant is not responsible for any repairs if they are required as a direct results of damage caused by Landlord.

      G. Repairs by Tenant. Tenant shall repair, maintain, replace as necessary, and keep in good, clean, and safe repair all interior portions of the Premises and all equipment, fixtures, and systems therein which are not specifically set forth as the responsibility of Landlord elsewhere in this Lease. Tenant's repairs and replacements shall include, without limitation, all electrical, plumbing, heating and air conditioning systems, parts, components, and fixtures. In connection therewith, Tenant shall maintain in force at all times a maintenance contract for the heating, ventilation and air conditioning equipment: (1) acceptable in form and content to Landlord; (2) with a service organization acceptable to Landlord; and (3) providing for at least semi-annual maintenance of such equipment, and shall provide Landlord with a true copy of such maintenance contract. Tenant shall also promptly repair or replace all partitions and all glass and plate glass within or constituting a part of the Premises immediately when cracked or broken, unless caused by Landlord or Landlord's employees or agents, and Tenant shall be liable for and shall hold Landlord harmless against all loss, cost, and damage (including reasonable attorneys' fees) arising from any damage or injury to the Premises or the Park or to any person or property caused or contributed to by any act or negligence of Tenant, any invitee, agent, affiliate, customer or client of Tenant or anyone in Tenant's control or employ. Landlord gives to Tenant exclusive control of the interior Premises and shall be under no obligation to inspect the Premises. Tenant shall immediately reasonably attempt to report in writing to Landlord any defective conditions known to Tenant which Landlord is required to repair, and failure to promptly report such defects shall make Tenant liable to Landlord for any liability incurred by Landlord by reason of such defects, and Tenant indemnifies and holds Landlord harmless from and against all loss, costs and damage (including reasonable attorneys' fees) arising from or related to Tenant's failure to so report such defective conditions. In no event shall Tenant cause or allow any outside storage of trash, refuse, debris, or anything else on the Premises. All personal property of Tenant or Tenant's employees, agents, affiliates or invitees located in or brought upon the Premises or any part of the Park shall be at risk of Tenant only, and Landlord shall not be liable to Tenant or any other party for any damage thereto or theft thereof resulting from any cause, unless caused by Landlord's negligence.

          If Tenant does not comply with this Section, Landlord shall have the right to do or cause to be done all acts necessary to bring Tenant into compliance and bill Tenant for all costs involved.

          Tenant shall obtain all necessary governmental permits before making any renovations, improvements, alterations or additions to the Premises. Landlord agrees to cooperate with Tenant in obtaining such permits. However, Landlord shall have no obligation to pay any fees or charges in connection therewith.

      H. Liens. If a mechanic's or construction lien is filed against any portion of the Premises or Park as a result of work undertaken by Tenant, then within fifteen (15) days after receiving notice of any such lien, Tenant shall discharge the lien either by payment of the indebtedness due lien claimant or by filing a bond as provided by statute.

          If Tenant fails to discharge any lien in accordance with the terms hereof, Landlord shall have the right to discharge the lien by filing a bond or paying the indebtedness. In this event, Tenant shall pay the cost of the bond or the amount of the lien indebtedness to Landlord as Additional Rent immediately upon demand. If Tenant does not do so within ten (10) days of demand by Landlord, then Tenant shall be in default under this Lease and Landlord shall have the same remedies as provided for in section 8.

XVIII. DAMAGE OR DESTRUCTION.

       A. If the Premises are rendered partially or wholly unfit for occupancy by fire, the elements, act of God, or other casualty (fire, the elements, acts of God, or other casualties hereinafter referred to as a "Casualty"), and if such damage cannot, in Landlord's reasonable estimation, be materially restored within one hundred twenty (120) days after such Casualty, then Landlord may, at its sole option, terminate this Lease as of the date of such Casualty and the Lease Term shall end on such date as if that date had been originally fixed in this Lease for the expiration of the Lease Term. Landlord shall exercise its election to terminate provided herein by written notice to Tenant within sixty (60) days after such Casualty. For purposes hereof, the Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used.

       B. If this Lease is not terminated pursuant to Subsection A above, then Landlord shall proceed with all due diligence to repair and restore the Premises, as the case may be (except that Landlord may elect not to rebuild, and thus terminate this Lease, if such Casualty occurs during the last year of the Lease Term exclusive of any renewal or extension option that is unexercised at the date of such Casualty). If Landlord shall fail to complete such repairs and material restoration within one hundred fifty (150) days after the date of the Casualty, then Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Lease Term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, or because of strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control, or other causes beyond the reasonable control of Landlord, then the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions, or other property and improvements that may have been placed in or about the Premises by Tenant.

       C. If this Lease shall not be terminated by Landlord pursuant to this Section and if the Premises are unfit for occupancy in whole or in part following such Casualty, then the Base Rent plus all other Additional Rent payable during the period in which the Premises are unfit for occupancy shall abate in proportion to the percentage of the retable area of the Premises rendered unusable by such Casualty; provided, however, that no such abatement shall be made under the provisions of this Subsection C if such Casualty shall have been caused through the negligence or willful misconduct of Tenant, its agents, employees, contractors, invitees, licensees, tenants, or assignees.

       D. Notwithstanding anything herein to the contrary, if, following any Casualty, the holder of any indebtedness secured by a mortgage or deed to secure debt or similar instrument covering the Premises requires that any insurance proceeds resulting from the Casualty be paid to it rather than to Landlord for the rebuilding or restoration of the Premises, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end on the date of the Casualty as if the date of such Casualty were the date originally fixed in this Lease for the expiration of the Lease Term.

       E. If any Casualty described in this subsection occurs, then Landlord shall not be liable to Tenant for any inconvenience, annoyance, loss of profits, expenses, or any other type of injury or damage resulting from the repair of any such Casualty, or from any repair, modification, arranging or rearranging of any portion of the Premises or for termination of this Lease as provided in this subsection, except to the extent of any bodily injury to persons or damage to property resulting solely from Landlord's negligence or intentional misconduct in performing such work.

XIX.   CONDEMNATION.

       A. Total Taking. In the event that the whole of the Premises shall be taken under the exercise of the power of eminent domain or by agreement with any condemnor in lieu of such taking (herein called a "Total Taking"), then this Lease shall terminate as of the earlier of the date when title thereto vests in the condemnor or the date when possession thereof shall be delivered to the condemnor.

       B. Award on Total Taking. The entire award with respect to any Total Taking shall be paid to Landlord, except that Tenant shall be entitled to any award which the condemnor may make, and which shall be provided for by law, specifically for Tenant's moving expenses and business dislocation damages, provided that same are not deducted from the award otherwise payable to Landlord.

       C. Partial Taking. In the event that any portion or portions of the Premises or Common Areas shall be taken under the exercise of the power of eminent domain or by agreement with any condemnor in lieu of such taking (herein called a "Partial Taking"), then this Lease, only as to the portion or portions so taken, shall terminate as of the date possession thereof shall be delivered to the condemnor; provided, however, if as a result of such Partial Taking, it is economically unfeasible to reconstruct or operate for Tenant's business the remaining portion of the Premises because of the insufficiency in size of the remaining portion of the Premises or Tenant's ability to access the Premises is severely reduced, and Tenant so certifies to Landlord, then (1) this Lease shall terminate thirty (30) days from the date possession of the part taken shall be delivered to the condemnor, and (2) such Partial Taking shall be deemed to be and treated as a Total Taking.

       D. Reconstruction. If during the Lease Term there shall be a Partial Taking, and if this Lease shall not be terminated on account thereof pursuant to the provisions of the immediately preceding Subsection C, then (1) Landlord shall repair and restore the remaining portion of the Premises so that they constitute architectural units with the same general character and condition to the nearest extent possible under the circumstances as the previous Premises, and




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


         (2) this Lease shall remain in full force and effect with respect to such remaining portion of the Premises, adjusting the proportionate share accordingly. Landlord shall use its best efforts to complete the reconstruction promptly and within the period mutually agreed upon by the parties.

     E. Award on Partial Taking. The entire award with respect to any Partial Taking shall be paid to Landlord.

     F. Temporary Taking. In the event a taking or condemnation of the Premises, or any part thereof, shall be for temporary use or occupancy or for a term of years only, then: (1) this Lease and all Tenant's obligations hereunder shall continue in full force and effect (except to the extent that performance by Tenant of Tenant's covenants and agreements is prevented by such taking); (2) there shall be no reduction or abatement of Rent; (3) Tenant shall be entitled to the entire award with respect to any such taking, except that Landlord shall be entitled to any portion of such award allocable to any period of time beyond the expiration of the Term of this Lease; and (4) the rights of Landlord and Tenant shall be unaffected by the other provisions of this Article and shall be governed by applicable law or Tenant shall have the option to terminate the Lease with no further liability to Landlord.

     G. Settlement Agreement. For the purposes of this Lease, all amounts paid pursuant to an agreement with any condemnor in settlement of any condemnation or any eminent domain proceeding affecting the Premises shall be deemed to constitute an award made in such proceeding.

     H. Abatement in Basic Rent. In a case of a Partial Taking which does not result in a termination of this Lease, the annual Basic Rent payable under this Lease, after possession of the portion so taken shall be delivered to the condemnor, shall be reduced in the same proportion as the amount of usable floor area of the Premises shall have been reduced by such Taking, but any such Partial Taking shall not relieve Tenant from Tenant's liability to pay the full Additional Rent payable under this Lease, or from any of Tenant's other obligations hereunder, and except as herein expressly provided.

XX.  LIABILITY; INDEMNIFICATION OF LANDLORD AND TENANT.

     A. Damage in General. Tenant agrees that Landlord, and its officers, employees and agents and those of all affiliated legal entities shall not be liable to Tenant, and Tenant hereby releases said parties, for any loss, injury, death, or damage (including incidental or consequential damages) to persons, property, or Tenant's business from any cause whatsoever, unless such damage, loss or injury results from the willful misconduct of Landlord, or its officers, employees or agents. Landlord and its officers, employees, and agents shall not be liable to Tenant for any such damage or loss, whether or not such damage or loss results from willful misconduct, to the extent Tenant is compensated therefor by Tenant's insurance.

     B. Indemnification of Landlord. Tenant agrees to defend with counsel reasonably satisfactory to Landlord, indemnify and save harmless Landlord from and against any and all liabilities, claims, damages, losses, cost and expenses, including without limitation attorneys' fees, suffered or incurred by Landlord which is caused solely by: (1) the conduct, operation or management of, or any work, act or thing whatsoever by Tenant done in, on or about the

         Premises; (2) any condition of the Premises, resulting by reason of Tenant's failure or refusal to perform its obligations under this Lease; (3) any breach or default on the part of Tenant in the observance or performance of any of its agreements or obligations hereunder; (4) any act or omission of Tenant or any sublessee or Assignee of Tenant or any of Tenant's or such sublessee's or Assignee's agents, contractors, servants, employees, business invitees, licensees, visitors or guests with respect to the Premises and/or Park; and (5) any accident, injury to or death of any person or damage to any property caused by Tenant or its officers, employees, agents, contractors or invitees in or on the Premises. Landlord shall give prompt written notice to Tenant of any claim asserted against Landlord which, if sustained, may result in liability of Tenant hereunder, but failure on the part of Landlord to give such notice shall not relieve Tenant from Tenant's obligation to defend, indemnify and save harmless Landlord as stated, except to the extent that the failure to give such notice results in actual loss or damage to Tenant.

     C. INDEMNIFICATION OF TENANT. Landlord agrees to defend with counsel reasonably satisfactory to Tenant, indemnify and save harmless Tenant from and against any and all claims, damages, losses, cost and expenses, including without limitation attorneys' fees, suffered or incurred by Tenant as the result of any accident, injury to or death of any person or damage to any property solely caused in or about the Premises by the gross negligence or willful misconduct of Landlord or Landlord's employees or its authorized agents. Tenant shall give prompt written notice to Landlord of any claim against Tenant which, if sustained, may result in liability of Landlord hereunder, but Tenant's failure to give such notice shall not relieve Landlord from Landlord's obligation to defend, indemnify and save harmless Tenant as stated, except to the extent that the failure to give such notice results in actual loss or damage to Landlord.

XXI. MISCELLANEOUS PROVISIONS.

     A. GOVERNING LAW. This Lease shall be construed and interpreted under the laws of the State of Michigan applicable to contracts made and fully performed within the state.

     B. REFERENCES. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender as the sense and circumstances require. All references to Section or paragraph numbers or letters shall refer to sections or paragraphs of this Lease unless otherwise indicated.

         The headings inserted in this Lease are for reference purposes only and shall in no way affect the construction of this Lease or limit the generality of any of its provisions.

     C. BINDING EFFECT. The terms and conditions of this Lease shall also bind the respective heirs, successors, personal representatives and assigns of the parties.

     D. ENTIRE AGREEMENT. Except for the documents listed below, if any, this Lease constitutes the entire agreement between the parties and shall be deemed to supersede and cancel any other agreement between the parties relating to the transaction herein contemplated. None of the prior and contemporaneous negotiations, preliminary drafts or prior versions of this Lease containing conditions not set forth herein shall be used by any of the parties to construe or affect the validity of this Agreement. Each party acknowledges that no representation, inducement or condition not set forth herein has been made or relied upon by either party.

     E. ENFORCEABILITY OF PROVISIONS. In case any provision of this Lease or any agreement or instrument executed in connection herewith shall be deemed invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity of the remaining provisions hereof shall not in any way be affected.

         This Lease shall not be construed more strictly against one party as opposed to the other, merely because it may have been prepared by counsel for one of the parties. It is recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease.

     F. REMEDIES NOT EXCLUSIVE. All of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other rights, remedies, and benefits allowed by law. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a further breach of the same or any other covenant or condition.

     G. CONSEQUENTIAL AND INDIRECT DAMAGES. In no event shall either party be liable to the other for consequential or indirect damages arising out of or as a result of breach of any provision of this Lease.

     H. RE-LEASING. Tenant agrees that for a period commencing six (6) months prior to the termination of this Lease, Landlord may show the Premises to prospective tenants. Landlord may list the Premises for lease or rent with a broker and may display in and about the Premises the usual and ordinary signs.

     I. ADVERTISING AND SIGNS. All signs and advertising displayed on and about the Premises shall only advertise the business carried on upon the Premises. Landlord shall control the character and size of all signs and no sign shall be displayed except those approved in writing by Landlord.

     J. QUIET ENJOYMENT. Landlord covenants that Tenant, upon payment of all the Rent and Additional Rent due under this Lease, and performance of the covenants and obligations under this Lease or otherwise, may peacefully and quietly occupy the Premises for the term of this Lease including any written extensions or modifications of same.

     K. SALE BY LANDLORD. In the event of any sale, conveyance, transfer, or assignment by Landlord of its interest in and to the Premises, all obligations under this Lease of the party selling, conveying, transferring, assigning or otherwise disposing shall cease and terminate and Tenant releases said party from same, and Tenant shall thereafter look only and solely to the party to whom or which the Premises were sold, conveyed, transferred, assigned or otherwise disposed of for performance of all of Landlord's duties and obligations under this Lease.

     L. LIMITATION OF LIABILITY. Landlord's obligation and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Premises, and neither Landlord, nor any joint venturer, partner, officer, director or shareholder of Landlord or its affiliated legal entities or any of the joint venturers of Landlord shall have any liability whatsoever with respect to this Lease.

     M. AUTHORITY. Each party executing this Lease warrants that it has full power, authority and legal right to execute and deliver this Lease, and to keep and observe all of the terms and provisions of this Lease on such party's part to be observed and performed. Each party warrants that this Lease is its valid and enforceable obligation.

     N. NO LIABILITY FOR CURTAILMENT, ETC., OF SERVICES. Landlord shall not be liable in damages or otherwise and Tenant waives any claim for the curtailment, delay, or failure in furnishing any services hereunder from any cause whatsoever, except where such curtailment, delay or failure is caused by Landlord's willful misconduct. In no event will Landlord have any liability for any consequential, incidental, or special damages in connection with furnishing services pursuant to this Lease, nor shall any curtailment, delay, or failure in providing services, regardless of cause, constitute an eviction of Tenant or termination of this Lease. Landlord shall use reasonable efforts to restore promptly the curtailed, delayed or failed service.

     O. SURVIVAL. All agreements and obligations of Tenant hereunder which require observance or performance after the expiration or termination of this Lease, or which cannot reasonably be ascertained as having been observed or performed at the time of such expiration or termination, shall survive, and be enforceable against Tenant following such expiration or termination.

     P. NOTICES. Whenever a provision is made for notice of any kind, it shall be served by United States first class mail, Federal Express, Airborne Express, United Parcel Service, facsimile (acknowledged receipt only) or personally delivered to the party being put on notice at the addresses listed below or such other addresses as the parties may indicate for themselves by written notice delivered in like manner.

         IF TO LANDLORD:           DART CONTAINER CORPORATION OF MICHIGAN
                                   500 Hogsback Road - Treasury Department
                                   Mason, Michigan 48854-9541
                                   ATTN: William Myers

         IF TO TENANT:             GENOMIC SOLUTIONS, INC.
                                   4355 Varsity Drive
                                   Ann Arbor, Michigan 48108
                                   ATTN: Jeffrey Williams, President

                                   WITH A COPY TO:
                                   GENOMIC SOLUTIONS, INC.
                                   36120 Sovereign Drive, No. 4A
                                   Lansing, Michigan 48911
                                   ATTN: Office Manager

This lease is signed and made effective as of the date first written above.

                                   LANDLORD:
WITNESSED BY:                      DART CONTAINER CORPORATION OF
                                   MICHIGAN


/s/ Joseph V. Mitchell             BY:  /s/ William L. Myers
------------------------------          ----------------------------------------
[signature]                             William L. Myers
                                   ITS: Treasurer
Joseph V. Mitchell
------------------------------
[print name]

                                   TENANT:
                                   GENOMIC SOLUTIONS, INC.

                                   BY:  /s/ Jeffrey Williams
------------------------------          ----------------------------------------
[signature]                             Jeffrey Williams
                                   ITS: President & CEO
------------------------------
[print name]


                                   BY:  /s/ Steven Richavalsky
------------------------------          ----------------------------------------
[signature]                             Steven Richavalsky
                                   ITS: CFO

------------------------------
[print name]




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